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                                                                    EXHIBIT (12)
                                                                          PAGE 1

                              REPUBLIC BANCORP INC.
        CALCULATIONS OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND
                               DIVIDENDS ON TRUST
             PREFERRED SECURITIES AND PREFERRED STOCK OF SUBSIDIARY



                                                                                   THREE MONTHS ENDED
(in thousands)                                                                          MARCH 31,
                                                                             ---------------------------------
                                                                                 2003               2002
                                                                             --------------    ---------------
 INCLUDING INTEREST ON DEPOSITS:

 Fixed charges:
       Total interest expense                                                     $ 30,150           $ 35,873
       Interest portion of rent expense                                                196                184
       Dividends on trust preferred securities and
          preferred stock of subsidiary                                              1,075              1,756
                                                                             --------------    ---------------
           Fixed charges including interest on deposits                           $ 31,421           $ 37,813
                                                                             ==============    ===============

 Earnings:
       Net income                                                                 $ 15,153           $ 14,118
       Income taxes                                                                  6,851              6,168
       Fixed charges, as above                                                      31,421             37,813
                                                                             --------------    ---------------
           Earnings for purposes of calculation                                   $ 53,425           $ 58,099
                                                                             ==============    ===============

 Ratio of earnings to combined fixed charges and
       dividends on trust preferred securities and preferred
       stock of subsidiary including interest on deposits                             1.70 x             1.54 x


 EXCLUDING INTEREST ON DEPOSITS:

 Fixed charges:
       Total interest expense excluding interest on deposits                      $ 14,656           $ 15,233
       Interest portion of rent expense                                                196                184
       Dividends on trust preferred securities and preferred
         stock of subsidiary                                                         1,075              1,756
                                                                             --------------    ---------------
           Fixed charges excluding interest on deposits                           $ 15,927           $ 17,173
                                                                             ==============    ===============

 Earnings:
       Net income                                                                 $ 15,153           $ 14,118
       Income taxes                                                                  6,851              6,168
       Fixed charges, as above                                                      15,927             17,173
                                                                             --------------    ---------------
           Earnings for purposes of calculation                                   $ 37,931           $ 37,459
                                                                             ==============    ===============

 Ratio of earnings to combined fixed charges and dividends
       on trust preferred securities and preferred stock of
       stock of subsidiary excluding interest on deposits                             2.38 x             2.18 x





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                                                                    EXHIBIT (12)
                                                                          PAGE 2

                              REPUBLIC BANCORP INC.
          Calculations of Ratios of Earnings to Combined Fixed Charges




                                                                               THREE MONTHS ENDED
(in thousands)                                                                      MARCH 31,
                                                                         --------------------------------
                                                                             2002              2001
                                                                         --------------    --------------
 INCLUDING INTEREST ON DEPOSITS:

 Fixed charges:
       Total interest expense                                                 $ 30,150          $ 35,873
       Interest portion of rent expense                                            196               184
                                                                         --------------    --------------
           Fixed charges including interest on deposits                       $ 30,346          $ 36,057
                                                                         ==============    ==============

 Earnings:
       Net income                                                             $ 15,153          $ 14,118
       Income taxes                                                              6,851             6,168
       Fixed charges, as above                                                  30,346            36,057
                                                                         --------------    --------------
           Earnings for purposes of calculation                               $ 52,350          $ 56,343
                                                                         ==============    ==============

 Ratio of earnings to combined fixed charges including
       interest on deposits                                                       1.73 x            1.56 x



 EXCLUDING INTEREST ON DEPOSITS:

 Fixed charges:

       Total interest expense excluding interest on deposits                  $ 14,656          $ 15,233
       Interest portion of rent expense                                            196               184
                                                                         --------------    --------------
           Fixed charges excluding interest on deposits                       $ 14,852          $ 15,417
                                                                         ==============    ==============

 Earnings:
       Net income                                                             $ 15,153          $ 14,118
       Income taxes                                                              6,851             6,168
       Fixed charges, as above                                                  14,852            15,417
                                                                         --------------    --------------
           Earnings for purposes of calculation                               $ 36,856          $ 35,703
                                                                         ==============    ==============

 Ratio of earnings to combined fixed charges excluding
       interest on deposits                                                       2.48  x           2.32  x
